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FOR IMMEDIATE RELEASE

SODEXHO MARRIOTT SERVICES
CHIEF FINANCIAL OFFICER RESIGNS

         GAITHERSBURG, MD., NOV. 3, 1999-Sodexho Marriott Services, Inc. (NYSE:
SDH) announced that Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer, submitted his resignation effective December 17, 1999. Mr. Hyatt accepted a position as Executive Vice President and Chief Financial Officer of Host Marriott Services, a subsidiary of Autogrill, SpA.
         "Larry provided outstanding leadership over the last two years in putting us on an excellent financial course for future profit growth," said Michel Landel, President and Chief Executive Officer of Sodexho Marriott Services. "We are grateful for the many contributions he made during his very successful career with Sodexho Marriott Services and Marriott Management Services."
         The Company has launched a search for Mr. Hyatt's successor and has retained an executive search firm.

         SODEXHO MARRIOTT SERVICES, INC. (NYSE-SDH) IS THE LARGEST PROVIDER OF OUTSOURCED FOOD AND FACILITIES MANAGEMENT IN NORTH AMERICA, WITH $4.5 BILLION IN ANNUAL SALES. SODEXHO MARRIOTT SERVICES OFFERS A VARIETY OF INNOVATIVE OUTSOURCING SOLUTIONS, INCLUDING FOOD SERVICES, HOUSEKEEPING, GROUNDS KEEPING, PLANT OPERATIONS AND MAINTENANCE, ASSET AND MATERIALS MANAGEMENT, AND LAUNDRY TO THE CORPORATE, HEALTH CARE, EDUCATION AND REMOTE SITE MARKETS. THE COMPANY IS THE 52ND LARGEST EMPLOYER IN NORTH AMERICA WITH 103,000 EMPLOYEES AND ITS HEADQUARTERS IS LOCATED AT 9801 WASHINGTONIAN BOULEVARD, GAITHERSBURG, MD. 20878.

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Contact:

Kathy Boyle
Public Relations
(301) 987-4330

Leeny K. Oberg
Investor Relations
(301) 987-4333